UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
______________

FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 11, 2009

CHINACAST EDUCATION CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-50550	20-0178991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 3316, 33/F, One IFC, 1 Harbour View Street, Central, Hong Kong
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (852) 2811-2389

____________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

We are filing this Amendment No. 1 to Current Report on Form 8-K/A to amend Item 1.01 to disclose the cancellation of the previously filed Share Transfer Agreement dated August 11, 2009 (the “Hai Lai Agreement”) between Yupei Training Information Technology Co., Ltd. (“Yupei”) and Chongqing Chaosheng Education and Investment Co., Ltd. (“Chaosheng”).

Item 1.01 Entry into a Material Definitive Agreement.

On August 11, 2009, Yupei, a subsidiary of ChinaCast Education Corporation (the “Company”) and Chaosheng entered into the Hai Lai Agreement pursuant to which Yupei agreed to acquire the 20% equity interest in Hai Lai Education Technology Limited (“Hai Lai”), held by Chaosheng.  Yupei holds the remaining 80% of the equity interest in Hai Lai.

On September 18, 2009, Yupei and Chaosheng entered into a Cancellation Agreement (the “Cancellation Agreement”) pursuant to which the parties acknowledged that the obligations of the parties under the Hai Lai Agreement have not been performed and the parties agreed to terminate the Hai Lai Agreement as of September 11, 2009.  A summary of Cancellation Agreement is attached hereto as Exhibit 2.1. The description of the Cancellation Agreement contained in this Current Report on Form 8-K/A is qualified in its entirety by reference to Exhibit 2.1.

On September 18, 2009, Yupei and all the shareholders of Chaosheng entered into a new Share Transfer Agreement (the “New Agreement”) pursuant to which Yupei agreed to acquire the 100% equity interest in Chaosheng.  Pursuant to the New Agreement, the total purchase price for such equity interest is RMB 135,000,000 (or approximately $19,774,425) payable as follows: (i) a minimum of RMB 24,000,000 (or approximately $3,515,441), within five business days after the execution of the New Agreement and (ii) the remainder of the purchase price payable in readily available funds or other means acceptable to the shareholders of Chaosheng within forty-five business days after the completion of the industrial and commercial registration of the transfer of equity interest to Yupei.  The only assets held by Chaosheng are its equity interest in Hai Lai.  Pursuant to the terms of the New Agreement, Yupei will not seek repayment of RMB 4,700,000 (or approximately $688,443) it loaned to the shareholders of Chaosheng for the purpose of purchasing the registered share capital of Chaosheng.  On September 18, 2009, simultaneously with the completion of the industrial and commercial registration of the transfer of equity interest to Yupei, the Company made the full cash payment of the purchase price.  The source of the cash used for the purchase of 100% of the equity of Chaosheng was from working capital of the Company.

Yupei now holds 100% of the equity interest in Hai Lai.  Hai Lai holds 100% of the Foreign Trade Business College of Chongqing Normal University (“FTBC”) and Hai Yuen Company Limited, a company which provides logistic services to FTBC.  FTBC is an independent, for profit, private university affiliated with Chongqing Normal University. FTBC offers four-year bachelor’s degree and three-year diploma programs in finance, economics, trade, tourism, advertising, IT, music and foreign languages, all of which are fully accredited by the Ministry of Education.

A summary of New Agreement is attached hereto as Exhibit 2.2. The description of the New Agreement contained in this Current Report on Form 8-K/A is qualified in its entirety by reference to Exhibit 2.2.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Description
	2.1	Summary of Cancellation Agreement dated September 18, 2009 by and between Yupei Training Information Technology Co., Ltd. and Chongqing Chaosheng Education and Investment Co., Ltd.*
2.2
Summary of Share Transfer  Agreement dated September 18, 2009 by and between Yupei Training Information Technology Co., Ltd. and the shareholders of Chongqing Chaosheng Education and Investment Co., Ltd.*

* The original agreement is in Mandarin.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 24, 2009	CHINACAST EDUCATION CORPORATION

	By:	/s/ Antonio Sena
Name: Antonio Sena Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
2.1	Summary of Cancellation Agreement dated September 18, 2009 by and between Yupei Training Information Technology Co., Ltd. and Chongqing Chaosheng Education and Investment Co., Ltd.*
2.2
Summary of Share Transfer  Agreement dated September 18, 2009 by and between Yupei Training Information Technology Co., Ltd. and the shareholders of Chongqing Chaosheng Education and Investment Co., Ltd.*

* The original agreement is in Mandarin.